SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: February 23, 2004
(Date of earliest event reported)

Dominion Resources, Inc.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	1-8489 (Commission File Number)	54-1229715 (I.R.S. Employer Identification No.)

120 Tredegar Street
Richmond, Virginia 23219-3932
(804) 819-2000
(Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

(Former name or former address, if changed since last report.)

ITEM 12. DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 23, 2004, Dominion Resources, Inc. (Dominion) issued a press release announcing it will record an additional $44 million after-tax charge against its 2003 reported earnings to reflect the impaired value of its CNG International pipeline assets in Australia that are classified as held for sale.

The press release and related unaudited preliminary earnings tables are furnished with this Form 8-K as Exhibit 99.

Exhibit
99	Dominion Resources, Inc. press release dated February 23, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ Patricia A. Wilkerson
Patricia A. Wilkerson Vice President and Corporate Secretary

Date: February 23, 2004